Exhibit 99.1

Treasure Global Appoints New Member to its Board of Directors

New York & Kuala Lumpur, March 22, 2023 – Treasure Global Inc (NASDAQ: TGL) (“TGI”, or the “Company”), an innovative e-commerce platform providing seamless technology enabled solutions for lifestyle needs, today announced that the Company has appointed Ho Yi Hui to its Board of Directors, effective on March 20, 2023. In addition, Dato’ Victor Hoo will be stepping down from the Board to focus on other business endeavors.

“Yi Hui is an impressive addition to our Board given her extensive business experience in compliance and tax advisory, supported by her many professional associations and certifications. She has worked with varying sizes of public and private companies across Malaysia. We are thrilled to welcome her to the TGI team and look forward to benefitting from her unique and valuable insights,” said Sam Teo, Chief Executive Officer of TGI. “At the same time, we would like to express our gratitude to Dato' Victor for his expert advice and support of the Company, especially during the preparation and execution of our initial public offering. We thank him for his valuable contributions and wish him all the best in his future endeavors.”

Ms. Ho has more than 20 years of experience in tax advisory and compliance. Currently, she is an Executive Director at Hanz Consulting Group Sdn Bhd (“Hanz”). Before joining Hanz, she worked with BDO Tax Services Sdn Bhd (“BDO”) and RSM Tax Services Sdn Bhd (“RSM”). As an Executive Tax Director of BDO and RSM, she was involved in the provision of tax compliance services for publicly listed companies, multinationals and medium to large private companies in sectors including construction, property development, hotels, insurance, and manufacturing.

Ms. Ho has represented clients in resolving tax audit and tax investigation cases with the Malaysian Inland Revenue Board since 2009. In addition, she has assisted clients in the preparation of transfer pricing documentation. Ms. Ho is a fellow member of the Association of Chartered Certified Accountants (“ACCA”).

“I am delighted to join the Board of TGI at this key time in the Company’s history. TGI is working diligently to not only expand their innovative e-commerce platform of solutions for lifestyle needs, but to also expand their reach throughout Southeast Asia. I look forward to bringing a diverse perspective, leveraging my business experience to advise management on execution strategy,” said Yi Hui, Ho, Board Member of TGI.

About Treasure Global Inc

Treasure Global Inc (“TGI”) is an innovative Malaysian e-commerce platform providing seamless technology enabled solutions for lifestyle needs with instant rebates and affiliate cashback programs. On a mission to bring together the worlds of online e-commerce and offline physical retailers, TGI is developing a portfolio of leading digital platforms for use throughout Southeast Asia (“SEA”) and Japan. In June 2020, TGI launched its proprietary product, the ZCITY App, a unique digital ecosystem that transforms and simplifies the e-payment experience for consumers, while simultaneously allowing them to earn rewards. In the ZCITY ecosystem, users can utilize TAZTE, a revenue generating digital F&B management system providing merchants with a one-stop touchless management and automated solution to digitalize their businesses. As of December 31, 2022, ZCITY had over 2,300,000 registered users.

For more information, please visit https://treasureglobal.co/.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. These forward-looking statements cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For further information, please contact:

U.S. Investor Contact

Allison Soss

KCSA Strategic Communications

ir_us@treasuregroup.co

Malaysian Investor Contacts

ir_my@treasuregroup.co

Media Contact

Sue Chuah, Chief Marketing Officer

Treasure Global Inc

mediacontact@treasuregroup.co